UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[ ]	Definitive Information Statement

Green EnviroTech Holdings Corp.
(Name of Registrant as Specified in its Charter)

n/a
(Name of Person Filing Information Statement, if Other Than the Registrant)

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Green EnviroTech Holdings Corp.

14699 Holman Mountain Road

Jamestown, CA 95327

Dear Stockholder:

The enclosed Information Statement is being furnished to all holders of record of shares of our common stock, par value $0.001, on [mailing date]. The purpose of the Information Statement is to notify our stockholders that on January 24, 2019, our board of directors and the holders of our outstanding capital stock having a majority of the voting power, respectively, adopted resolutions to amend our certificate of incorporation: (i) to authorize our board of directors to reverse-split our outstanding common stock up to 200-to-one at any time within one year of the date of the authorization, at the board’s discretion; and (ii) authorize our board of directors to issue, without stockholder action and within the limits of Delaware General Corporation Law, in one or more series, shares of any class of stock.

The Information Statement, which describes the above corporate actions in more detail, is being furnished to our stockholders of record for informational purposes only pursuant to Section 14(c) of Part 240, General Rules and Regulations of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We are not soliciting your proxy in connection with this action. Pursuant to Rule 14c-2 under the Exchange Act, the corporate action will not be effective until 20 days after the date the Information Statement is mailed to stockholders.

WE ARE NOT ASKING YOU FOR A PROXY, AND

YOU ARE REQUESTED NOT TO SEND A PROXY.

By Order of Board of Directors of
Green EnviroTech Holdings Corp.

By:
Jamestown, CA	Gary M. De Laurentiis
[mailing date]	Chief Executive Officer and Chairman

Green EnviroTech Holdings Corp.

14699 Holman Mountain Road

Jamestown, CA 95327

INFORMATION STATEMENT

Concerning Corporate Action Authorized by Written Consent of Stockholders

No vote or other action of our stockholders is required in connection with this Information Statement. We are not asking you for a proxy,

and you are requested not to send us a proxy.

INTRODUCTION

This Information Statement is being furnished to the stockholders of Green EnviroTech Holdings Corp., a Delaware corporation, to advise them of the corporate actions described herein, which have been authorized by the written consent of stockholders owning a majority of our voting stock, in accordance with the requirements of the Delaware General Corporation Law.

This Information Statement will first be mailed to stockholders on or about [mailing date], and is being furnished for informational purposes only.

Our board of directors has determined that the close of business on January 24, 2019, was the record date (“Record Date”) for the stockholders entitled to notice of the actions authorizing the amendment to our certificate of incorporation: (i) to authorize the board of directors to combine up to 200 issued and outstanding shares of our common stock, par value $0.001, into one share of validly issued, fully paid, and nonassessable common stock, par value $0.001, at any time within one year of the date of the authorization, at the board’s discretion (the “Reverse Split”); (ii) authorize the board of directors to issue, without stockholder action and within the limits of Delaware General Corporation Law, in one or more series, shares of any class of stock; and (iii) consolidate our previous amendments. A copy of the Amended and Restated Certificate of Incorporation, in substantially the form that will be filed with the Delaware Secretary of State, is attached hereto as Appendix A (the “Shareholder Actions”). On January 24, 2019, our board of directors and stockholders holding shares entitling them to a majority of the voting power, respectively, have approved the Shareholder Actions in writing.

Under Section 228 of the Delaware General Corporation Law, any action required or permitted by the Delaware General Corporation Law to be taken at a meeting of stockholders of a Delaware corporation may be taken without a meeting, without prior notice, and without a vote if consents in writing setting forth the action so taken are signed by stockholders holding at least a majority of the voting power. No stockholder meeting was required, and no other stockholder approval is required.

Stockholders owning of record 231,306,187 shares of our common stock, representing approximately 52.2% of our outstanding shares of voting stock as of the Record Date, executed and delivered to us a written consent authorizing and approving the Shareholder Actions.

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Accordingly, the Shareholder Actions have been approved by the holders of a majority of our outstanding shares of voting stock, and no further vote or further action of our stockholders is required to approve these actions. On January 24, 2019, our board of directors authorized management to deliver this Information Statement. You are being provided with notice of the approval of the Shareholder Actions by less than unanimous written consent of our stockholders. However, under Rule 14c-2 under the Exchange Act, the Shareholder Actions will not be effective until 20 days after this Information Statement has first been sent to stockholders.

Our executive offices are located at 14699 Holman Mountain Road, Jamestown, CA 95327 and our telephone number is (209) 881-3523.

DISSENTERS’ RIGHT OF APPRAISAL

Stockholders do not have any dissenter or appraisal rights in connection with these actions.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Voting Securities

As of the Record Date, our issued and outstanding voting securities consisted of 442,898,825 shares of common stock and 47,300 shares of Series B 12% Convertible Cumulative Preferred Stock issued and outstanding. Each share of common stock is entitled to one vote on all matters submitted to the holders of common stock for their approval. Shares of Series B Convertible Preferred are not entitled to a vote on any matter.

Principal Stockholders

The following table sets forth certain information, as of May 15, 2019, respecting the beneficial ownership of our outstanding common stock by: (i) any holder of more than 5%; (ii) each of our named executive officers and directors; and (iii) our directors and named executive officers as a group, based on 453,403,986 shares of common stock outstanding. Except as otherwise indicated, each stockholder listed below has sole voting and investment power over the shares beneficially owned:

Name of Person or Group(1)	Nature of Ownership	Amount	Percent(2)

Principal Stockholder:
Black Lion Oil Ltd.(3)	Common Stock	38,599,016	8.5%

Directors:
Gary M. De Laurentiis	Common Stock	440,091	*
Christopher R. Smith (3)	Common Stock	38,599,016	8.5%

All Executive Officers and Directors as a Group (2 persons):	Common Stock	39,039,016	8.6%

*	Less than 1%.
(1)	All ownership is direct unless otherwise indicated. Address for all stockholders is 14699 Holman Mountain Road, Jamestown, CA 95327.
(2)	Calculations of total percentages of ownership outstanding for each person or group assume the exercise of all derivative securities owned by the individual or group to which the percentage relates, pursuant to Rule 13d-3(d)(1)(i).
(3)	Our director, Chris Smith, is also a director of Black Lion Oil Ltd.

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SHAREHOLDER ACTIONS

The Reverse Split

Our board of directors and the holders of a majority of our outstanding shares of voting stock have authorized the board to effect a reverse split of our common stock in any amount up to 200-to-one at any time within one year of the date of the authorization, at the board’s discretion. The authorization will become effective 20 days after the mailing of this Information Statement.

Pursuant to our certificate of incorporation (as amended to date), we had authorized capital of 775,000,000 shares, consisting of 750,000,000 shares of common stock, par value $0.001, and 25,000,000 shares of preferred stock, par value $0.001.

As of the Record Date: (i) 442,898,825 shares of common stock were issued and outstanding and 305,137,384 shares of common stock were reserved for issuance upon conversion of promissory notes and exercise of outstanding warrants; (ii) 47,300 shares of Series B 12% Convertible Cumulative Preferred Stock were issued and outstanding; and (iii) an aggregate of $237,100 in principal amount of convertible notes was outstanding, convertible into approximately 295,275,000 shares of common stock, based on our closing trading price on that date of $0.0019 per share, a 20-day low of $0.0012 per share, and an assumed weighted average discount rate of 50% below the market price applicable to the convertible notes.

As of May 15, 2019: (i) 453,403,986 shares of common stock were issued and outstanding and 296,150,512 shares of common stock were reserved for issuance upon conversion of promissory notes and exercise of outstanding warrants; (ii) none of the shares of Series B 12% Convertible Cumulative Preferred Stock were issued and outstanding; and (iii) an aggregate of $1,850,783 in principal amount of convertible notes were outstanding, convertible into approximately 1,423,679,231 shares of common stock, based on our closing trading price on that date of $0.0013 per share, a 20-day low of $0.001 per share, and an assumed weighted average discount rate of 50% below the market price applicable to the convertible notes.

Certain noteholders are converting at such a rapid pace that we are unable to accommodate the reserve shares requirement from our unissued shares. We do not have the financial resources to repay the noteholders at this time nor enough time to facilitate new funding to stop the conversions that continue to lower the price of our stock in the market, which increases the reserves needed to supply the conversions. Our 750,000,000 authorized shares of common stock will be consumed rapidly if we are not able to stop this trend. Therefore, it is the consensus of management and the shareholders to authorize a reverse split of our common stock in order to increase the price per share in the market and to reduce the outstanding number.

Filing an Amendment and Restatement

We seek to amend and restate our certificate of incorporation to remove any ambiguity respecting the authority of our board of directors to issue, without stockholder action and within the limits of Delaware General Corporation Law, in one or more series, shares of any class of our stock. In addition, we believe an amendment and restatement would be helpful to our stockholders and potential investors by consolidating our previous amendments.

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Potential Anti-takeover Effect

Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our board of directors or contemplating a tender offer or other transaction for the combination of us with another entity), the resulting increase in our available shares of common stock is not part of such a plan. Nevertheless, management could use the additional shares that will be available following the reverse split to resist or frustrate a third-party transaction to acquire control of us. Although our board of directors has no present intention of doing so, our authorized but unissued common stock could be issued in one or more transactions that would make a takeover of us more difficult or costly and, therefore, less likely.

After the Shareholder Actions are effective, generally, no stockholder approval would be necessary for the issuance of all or any portion of the additional shares of common stock unless required by any law, rules, or regulations to which we are subject.

Depending upon the consideration per share received by us for any subsequent issuance of common stock, such issuance could have a dilutive effect on those stockholders who paid a higher consideration per share for their stock. Also, future issuances of common stock will increase the number of outstanding shares, thereby decreasing the percentage ownership (for voting, distributions, and all other purposes) represented by existing shares of common stock. Holders of common stock do not have any preemptive rights to acquire any additional securities issued by us.

INTEREST OF CERTAIN PERSONS IN OR

IN OPPOSITION TO MATTERS TO BE ACTED UPON

No person who has served as our officer or director since the beginning of our last fiscal year or any associates of such person have any substantial interest, direct or indirect, in the Shareholder Actions, other than the interest held by such persons through their respective stock ownership of the shares of our capital stock set forth above in the section entitled “Principal Stockholders.”

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement to security holders is being delivered to multiple security holders sharing an address unless we have received contrary instructions from one or more of the security holders. Upon written or oral request, a separate copy of an Information Statement can be provided to security holders at a shared address. To request a separate copy, please contact our corporate secretary at 14699 Holman Mountain Road, Jamestown, CA 95327.

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STOCKHOLDER PROPOSALS

It is anticipated that the next annual meeting of stockholders will be held in May 2020. Stockholders may present proposals for inclusion in the information or proxy statement to be mailed in connection with the 2020 annual meeting of stockholders, provided such proposals are received by us no later than December 31, 2019, and are otherwise in compliance with applicable laws and regulations and the governing provisions of our articles of incorporation and bylaws.

By Order of Board of Directors of
Green EnviroTech Holdings Corp.

By:
Jamestown, CA	Gary M. De Laurentiis
[mailing date]	Chief Executive Officer and Chairman

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Appendix A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

GREEN ENVIROTECH HOLDINGS CORP.

Green EnviroTech Holdings Corp., a corporation organized and existing under the laws of the state of Delaware (the “Corporation”), certifies that:

FIRST: The name of the Corporation is Green EnviroTech Holdings Corp. The Corporation’s original certificate of incorporation was filed with the state of Delaware on June 26, 2007, and was amended on July 20, 2010, and March 21, 2013.

This Amended and Restated Certificate of Incorporation was duly adopted in accordance with Section 242 of the Delaware General Corporation Law and restates, integrates, and further amends the provisions of the Corporation’s certificate of incorporation.

SECOND: The address of its registered office in the state of Delaware is 919 North Market Street, Suite 950, Wilmington, Delaware 19801. The name of its registered agent at such address is Incorp Services, Inc.

THIRD: The nature of the business or purpose to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

FOURTH: The Corporation has authority to issue 250,000,000 shares of common stock with $0.001 par value (“Common Stock”) and 25,000,000 shares of preferred stock with $0.001 par value. The Corporation’s board of directors is authorized to issue, without stockholder action and within the limits of Delaware General Corporation Law, in one or more series, shares of any class of stock.

Effective March 27, 2013, each 100 shares of Common Stock, will be converted and reclassified into one share of Common Stock. Any fractional shares resulting from such conversion will be rounded up to the nearest whole number.

FIFTH: The board of directors is expressly authorized to make, alter, or repeal the Bylaws of the Corporation.

SIXTH: No director will have personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this article does not eliminate or limit the liability of a director: (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders; (ii) for facts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) under Del. Code Ann. Title 8, Section 174; (iv) for any transaction from which the director derived an improper personal benefit.

SEVENTH: Elections of directors need not be by written ballot unless the Bylaws of this Corporation so provide.

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The foregoing Amended and Restated Certificate of Incorporation was adopted by the Corporation’s stockholders pursuant to Section 228 of the Delaware General Corporation Law. As of January 24, 2019, the record date for such approval, the Corporation had 442,898,825 shares of Common Stock, of which 231,306,187 voted for such proposal, and 47,300 shares of Series B 12% Convertible Cumulative Preferred Stock issued and outstanding. Each share of Common Stock is entitled to one vote on all matters submitted to the holders of Common Stock for their approval. Shares of Series B Convertible Preferred are not entitled to a vote on any matter.

IN WITNESS WHEREOF, Green EnviroTech Holdings Corp. has caused this Amended and Restated Certificate of Incorporation to be executed by Gary M. DeLaurentiis, a duly authorized officer of the Corporation, on this _____ day of ____________________, 2019.

Gary M. DeLaurentiis, President and CEO

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